Exhibit 4.2

CENTERPOINT ENERGY RESOURCES CORP.

(formerly known as NorAm Energy Corp.)

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association))

Trustee

SUPPLEMENTAL INDENTURE NO. 22

Dated as of October 5, 2022

$75,000,000 6.10% Senior Notes due 2035

CENTERPOINT ENERGY RESOURCES CORP.

SUPPLEMENTAL INDENTURE NO. 22

6.10% Senior Notes due 2035

SUPPLEMENTAL INDENTURE No. 22, dated as of October 5, 2022, between CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation formerly known as NorAm Energy Corp. (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the “Original Indenture” and, as previously and hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities.

The Company has changed its name from “NorAm Energy Corp.” to “CenterPoint Energy Resources Corp.” and all references in the Indenture to the “Company” or “NorAm Energy Corp.” shall be deemed to refer to CenterPoint Energy Resources Corp.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be designated as the “6.10% Senior Notes due 2035” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture No. 22. Additional provisions relating to the Notes, the Exchange Notes and any other Notes issued under this Supplemental Indenture No. 22 are set forth in Appendix A, which is hereby incorporated in and made a part of this Supplemental Indenture No. 22.

Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 101    Relation to Indenture. This Supplemental Indenture No. 22 constitutes an integral part of the Original Indenture.

Section 102    Additional Definitions. For all purposes of this Supplemental Indenture No. 22:

Capitalized terms used but not defined in this Supplement Indenture No. 22 have the meaning given such terms in the Original Indenture. Capitalized terms defined in both this Supplemental Indenture No. 22 and in the Original Indenture have the meaning given such terms in this Supplemental Indenture No. 22.

“Additional Interest” means the additional interest that shall accrue on the Notes in accordance with the terms of the Registration Rights Agreement if a Registration Default (as defined in the Registration Rights Agreement) occurs.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law or executive order to remain closed. If any Interest Payment Date, Stated Maturity or Redemption Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the relevant date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day.

“Comparable Treasury Issue” has the meaning set forth in Section 402 hereof.

“Comparable Treasury Price” has the meaning set forth in Section 402 hereof.

“Consolidated Net Tangible Assets” means the total amount of assets of the Company, including the assets of its Subsidiaries, less, without duplication: (a) total current liabilities (excluding indebtedness due within 12 months); (b) all reserves for depreciation and other asset valuation reserves, but excluding reserves for deferred federal income taxes; (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock of any Subsidiary, all as reflected in the Company’s most recent audited consolidated balance sheet preceding the date of such determination.

“control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at: 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Global Corporate Trust; telephone: (713) 483-6817; telecopy: (713) 483-7038.

“Electronic Means” has the meaning set forth in Section 606 hereof.

“Equity Interests” means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

“Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Finance Lease” means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a finance lease on the balance sheet of the lessee, but excluding, for the avoidance of doubt, any operating leases or any other non-finance leases.

“indebtedness” means, as applied to the Company or any Subsidiary, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by the Company or any such Subsidiary, including any and all: (i) obligations for money borrowed (other than unamortized debt discount or premium); (ii) obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) obligations as lessee under a Finance Lease; and (iv) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation listed in clause (i), (ii) or (iii) above. All indebtedness secured by a lien upon property owned by the Company or any Subsidiary and upon which indebtedness the Company or any such Subsidiary customarily pays interest, although the Company or any such Subsidiary has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of the Company or any such Subsidiary. All indebtedness for borrowed money incurred by other Persons which is directly guaranteed as to payment of principal by the Company or any Subsidiary shall for all purposes hereof be deemed to be indebtedness of the Company or any such Subsidiary, as applicable, but no other contingent obligation of the Company or any such Subsidiary in respect of indebtedness incurred by other Persons shall for any purpose be deemed to be indebtedness of the Company or any such Subsidiary.

“Independent Investment Banker” has the meaning set forth in Section 402 hereof.

“Instructions” has the meaning set forth in Section 606 hereof.

“Interest Payment Date” has the meaning set forth in Section 204(a) hereof.

“Issue Date” means October 5, 2022.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Finance Lease).

“Maturity Date” has the meaning set forth in Section 203 hereof.

“Non-Recourse Debt” means (i) any indebtedness for borrowed money incurred by any Project Finance Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for, any project, which indebtedness for borrowed money does not provide for recourse against the Company or any Subsidiary of the Company (other than a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Company or any Subsidiary of the Company (other than Equity Interests in, or the property or assets of, a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) and (ii) any refinancing of such indebtedness for borrowed money that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest or fees) at the time of the refinancing or increase the property subject to any lien securing such indebtedness for borrowed money or otherwise add additional security or support for such indebtedness for borrowed money.

“Notes” has the meaning set forth in the third paragraph of the Recitals hereof.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Original Interest Accrual Date” has the meaning set forth in Section 204(a) hereof.

“Performance Guaranty” means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Equity Interests in a Project Finance Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other person (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity or other contributions or support to the relevant Project Finance Subsidiary, or (c) performance by a Project Finance Subsidiary of obligations to persons other than the provider of such Non-Recourse Debt.

“Project Finance Subsidiary” means any Subsidiary designated by the Company whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Person created for such purpose, and substantially all the assets of which Subsidiary or Person are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or indebtedness or other obligations of, one or more other such Subsidiaries or Persons, or (z) indebtedness or other obligations of the Company or any Subsidiary or other Persons. At the time of designation of any Project Finance Subsidiary, the sum of the net book value of the assets of such Subsidiary and the net book value of the assets of all other Project Finance Subsidiaries then existing shall not in the aggregate exceed 10 percent of the Consolidated Net Tangible Assets.

“Reference Treasury Dealer” has the meaning set forth in Section 402 hereof.

“Reference Treasury Dealer Quotation” has the meaning set forth in Section 402 hereof.

“Registration Rights Agreement” means (i) the registration rights agreement, dated as of the Issue Date among the Company and the dealer manager party thereto and (ii) with respect to each issuance of additional Notes issued in a transaction exempt from or not subject to the registration requirements of the Securities Act, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Regular Record Date” has the meaning set forth in Section 204(a) hereof.

“Subsidiary” of any entity means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership, joint venture or other entity or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such entity, by such entity and one or more of its other subsidiaries or by one or more of such entity’s other subsidiaries.

“Treasury Rate” has the meaning set forth in Section 402 hereof.

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 22; and

The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 22.

ARTICLE TWO

The Series of Securities

Section 201    Title of the Securities. The Notes shall be designated as the “6.10% Senior Notes due 2035.”

Section 202    Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver the Notes for original issue on the Issue Date in the aggregate principal amount of $75,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may initially be outstanding shall not exceed $75,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

Section 203    Stated Maturity. The Stated Maturity of the Notes shall be December 1, 2035 (the “Maturity Date”).

Section 204    Interest and Interest Rates.

(a)    The Notes shall bear interest at a rate of 6.10% per year, from and including June 1, 2022 (the “Original Interest Accrual Date”) to, but excluding, the Maturity Date. Such interest shall be payable semi-annually in arrears on June 1 and December 1 of each year (each an “Interest Payment Date”), beginning December 1, 2022, to the persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on May 15 and November 15 (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

(b)    Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

(c)    The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

(d)    Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate of 6.10% per annum (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

(e)    All references to any amount of “interest” payable on or with respect to any of the Notes shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement, if applicable.

Section 205    Paying Agent; Place of Payment. The Trustee shall initially serve as the Paying Agent for the Notes. The Company may appoint and change any Paying Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent. The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee. At the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

Section 206    Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

Section 207    Percentage of Principal Amount. The Notes shall be initially issued at 100% of their principal amount.

Section 208    Global Securities. The Notes shall be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes. Such Global Securities shall bear the legends set forth in the form of Security attached as Exhibit A hereto.

Section 209    Form of Securities. The Notes shall be substantially in the form attached as Exhibit A hereto.

Section 210    Securities Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.

Section 211    Defeasance and Discharge; Covenant Defeasance.

(a)    Article Fourteen of the Original Indenture, including without limitation Sections 1402 and 1403 thereof (as modified by Section 211(b) hereof), shall apply to the Notes.

(b)    Solely with respect to the Notes issued hereby, the first sentence of Section 1403 of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“Upon the Company’s exercise of its option (if any) to have this Section 1403 applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Article Eight and under any covenants provided pursuant to Section 301(20), 901(2) or 901(7) for the benefit of the Holders of such Securities, including without limitation, the covenants provided for in Article Three of Supplemental Indenture No. 22 to the Indenture, and (2) the occurrence of any event specified in Sections 501(4) (with respect to Article Eight and to any such covenants provided pursuant to Section 301(20), 901(2) or 901(7)) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 1403 on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called “Covenant Defeasance”).”

Section 212    Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

ARTICLE THREE

Additional Covenants

Section 301. Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 301 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

Section 302. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

ARTICLE FOUR

Optional Redemption of the Notes

Section 401    Redemption Price.

The Notes shall be subject to redemption upon not less than 30 nor more than 60 days’ prior written notice to each holder of Notes to be redeemed, at any time, in whole or in part, at the election of the Company at a redemption price equal to the greater of (1) 100% of the principal amount to be redeemed, and (2) as determined by the Trustee, the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the date of redemption) on the Notes discounted to the Redemption Date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in either case, unpaid interest accrued to the Redemption Date.

Section 402    Calculation.

“Treasury Rate” means, with respect to the Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to the Redemption Date, the Reference Treasury Dealer Quotation obtained.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and the Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Reference Treasury Dealer” means Goldman Sachs & Co. LLC and its respective successors; provided, however, that if Goldman Sachs & Co. LLC shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), such former dealer shall be replaced with another Primary Treasury Dealer.

Section 403 Partial Redemption. If fewer than all of the Notes are to be redeemed by the Company pursuant to this Article Four, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof called for redemption will be selected from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 and integral multiples thereof. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued upon the cancellation of the original Note. In the case of a partial redemption of Notes registered in the name of Cede & Co., the Notes to be redeemed will be determined in accordance with the procedures of The Depository Trust Company.

Section 404 Notice of Optional Redemption.

(a) The Trustee, at the written direction of the Company, will send a notice of redemption by first-class mail (or otherwise transmitted in accordance with the procedures of The Depository Trust Company with respect to Notes registered in the name of Cede & Co.) at least 30 days and not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed. Unless the Company defaults on payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the Redemption Date. If any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed.

(b) Notice of any redemption of Notes may, at the Company’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Company or another Person). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the Business Day immediately preceding the relevant redemption date. The Company shall notify holders of Notes of any such rescission as soon as practicable after it determines that such conditions precedent will not be able to be satisfied or the Company is not able or willing to waive such conditions precedent.

ARTICLE FIVE

Remedies

Section 501    Additional Event of Default; Acceleration of Maturity.

(a)    Solely with respect to the Notes issued hereby, Section 501(7) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:

“(7)    the default by the Company or any Subsidiary, other than a Project Finance Subsidiary, in the payment, when due, after the expiration of any applicable grace period, of principal of indebtedness for money borrowed, other than Non-Recourse Debt, in the aggregate principal amount then outstanding of $125 million or more, or acceleration of any indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded or such default is not cured within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 33% in principal amount of the Notes Outstanding written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or such default to be cured and stating that such notice is a “Notice of Default” under the Indenture;”.

(b)    Solely with respect to the Notes issued hereby, the first paragraph of Section 502 of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to the Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33% in principal amount of the Notes Outstanding may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to the Notes at the time Outstanding occurs and is continuing, the principal amount of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.”

Section 502 Amendment of Certain Provisions. Solely with respect to the Notes issued hereby, references to “25%” in Article Five of the Indenture are hereby deleted in their entirety and “33%” is substituted in lieu thereof.

ARTICLE SIX

Miscellaneous Provisions

Section 601    The Indenture, as supplemented and amended by this Supplemental Indenture No. 22, is in all respects hereby adopted, ratified and confirmed.

Section 602    This Supplemental Indenture No. 22 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “executed,” “signed,” signature,” and words of like import in this Supplemental Indenture No. 22 shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture No. 22 to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security or other certificate, Opinion of Counsel, instrument, agreement or other document delivered pursuant to this Supplemental Indenture No. 22 may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in the Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

Section 603    THIS SUPPLEMENTAL INDENTURE NO. 22 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 604    If any provision in this Supplemental Indenture No. 22 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 605    In case any provision in this Supplemental Indenture No. 22 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 606    The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer, unless the Trustee has knowledge to the contrary or the Trustee is acting in bad faith. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Absent gross negligence, willful misconduct or bad faith by the Trustee, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees, absent gross negligence, willful misconduct or bad faith by the Trustee: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including the risk of the Trustee acting on unauthorized Instructions and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee as soon as practicable upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 22 to be duly executed, as of the day and year first written above.

CENTERPOINT ENERGY RESOURCES CORP.

By:	/s/ Jason P. Wells
Jason P. Wells
Executive Vice President and Chief Financial Officer

Attest:

/s/ Vincent A. Mercaldi
Vincent A. Mercaldi
Corporate Secretary

(SEAL)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By:	/s/ April Bradley
Authorized Signatory

Appendix A

PROVISIONS RELATING TO THE NOTES, ADDITIONAL NOTES AND EXCHANGE NOTES

Section 1.1    Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Note, Additional Note or Exchange Note issued pursuant to the Indenture (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Distribution Compliance Period,” with respect to any Note, means the period beginning on October 5, 2022 and ending 40 days thereafter.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Offer” means the Company’s offer to certain eligible holders to exchange any and all outstanding 6.10% Senior Notes due 2035 issued by Vectren Utility Holdings, Inc. (as predecessor to Vectren Utility Holdings, LLC) validly tendered (and not validly withdrawn) for 6.10% Senior Notes due 2035 issued by the Company, with registration rights.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a) under the Securities Act and is not a QIB.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means Definitive Notes and any Notes in global form that bear or are required to bear the Restricted Notes Legend.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Additional Notes”	2.1(a)
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(b)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1    Form and Dating

(a)    The Notes. The Notes issued on the date hereof shall be transferred by the Company in connection with the settlement of the Exchange Offer to (1) Persons reasonably believed to be QIBs as defined in Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). In addition, the Company may issue, from time to time subsequent to the Issue Date in accordance with the provisions of the Indenture, additional Notes or Exchange Notes issued in exchange for the Notes (such notes, the “Additional Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, numbered A-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more Global Notes, numbered S-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the

Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more Global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.2(b) of this Appendix A.

(c)    Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 303 of the Original Indenture and pursuant to a Company Order signed by one authorized officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)    Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2    Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a Company Request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon Company Order in the form of an Officers’ Certificate, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22 for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Rule 144A Global Note or an interest in an IAI Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22 to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22 for exchange or registration of transfers and, in the case of a transfer to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22 to the Trustee. Such written certifications or letter shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22 for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note (a) if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request or (b) if the Company undertakes a mandatory exchange of such Transfer Restricted Note in accordance with the Applicable Procedures, upon consummation of such mandatory exchange.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon Company Order in the form of an Officers’ Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d) of this Appendix A, this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER

PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CENTERPOINT ENERGY RESOURCES CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT SUBJECT TO PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT BY VIRTUE OR THE INVESTMENT OF SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT IN THE ENTITY, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT 1111 LOUISIANA ST., HOUSTON, TEXAS 77002.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A to Supplemental Indenture No. 22) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) After a transfer of any Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Notes or Additional Notes shall cease to apply and the requirements that any such Notes or Additional Notes be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Notes or Additional Notes pursuant to which Holders of such Notes or Additional Notes are offered Exchange Notes in exchange for their Notes or Additional Notes, all requirements pertaining to Notes or Additional Notes that Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Notes or Additional Notes in such Registered Exchange Offer.

(v) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and upon Company Order, the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 304, 906 or 1107 of the Original Indenture not involving any transfer).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes, or compliance with restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security). All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(iv) The terms of this Section 2.2 shall control over any terms to the contrary in the Original Indenture.

(i) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Original Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Registered Exchange Offer, and Exchange Notes issued in connection with the Registered Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.3    Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 of this Appendix A or issued in connection with a Registered Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $1,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Exhibit A

[FORM OF FACE OF SECURITY]

[IN THE CASE OF NOTES NOT REGISTERED UNDER THE SECURITIES ACT] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S

NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[IF THIS SECURITY IS TO BE A GLOBAL SECURITY -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND.] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CENTERPOINT ENERGY RESOURCES CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT SUBJECT TO PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT BY VIRTUE OR THE INVESTMENT OF SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT IN THE ENTITY, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

CENTERPOINT ENERGY RESOURCES CORP.

6.10% Senior Notes due 2035

Original Interest Accrual Date: June 1, 2022

Stated Maturity: December 1, 2035

Interest Rate: 6.10%

Interest Payment Dates: June 1 and December 1

Initial Interest Payment Date: December 1, 2022

Regular Record Dates: May 15 and November 15 immediately preceding the applicable Interest Payment Date

Redeemable: Yes ☒ No ☐

Redemption Date: At any time.

Redemption Price: At a redemption price equal to the greater of (1) 100% of the principal amount hereof to be redeemed and (2) as determined by the Trustee, the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the date of redemption) on this Security discounted to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, unpaid interest accrued to the date of redemption.

This Security is not an Original Issue Discount Security

within the meaning of the within-mentioned Indenture.

Principal Amount	Registered No. [ ]
$ *	CUSIP 15189W [ ]

CENTERPOINT ENERGY RESOURCES CORP., a corporation duly organized and existing under the laws of the State of Delaware, formerly known as NorAm Energy Corp. (herein called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to

***CEDE & Co.***

, or its registered assigns, the principal sum of                                         DOLLARS on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for and shall pay additional interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company shall pay interest semi-annually

*	Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced hereby.

in arrears on the Interest Payment Dates specified above in each year, commencing on December 1, 2022, and at Stated Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6.10% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

In addition to the rights provided to Holders of Securities of this series under the Indenture, Holders of Securities of this series shall have all the rights set forth in a Registration Rights Agreement (as defined in the Indenture), including the right to receive additional interest under the circumstances described therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 5, 2022	CENTERPOINT ENERGY RESOURCES CORP.

By:
	Name:	Jason P. Wells
	Title:	Executive Vice President and Chief Financial Officer

(SEAL)

Attest:

Name:	Vincent A. Mercaldi
Title:	Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee
Dated: October 5, 2022
By:
Authorized Signatory

SCHEDULE A

The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $                . The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Date of Adjustment	Decrease in Aggregate Principal Amount of Securities	Increase in Aggregate Principal Amount of Securities	Aggregate Principal Amount of Securities Remaining After Such Decrease or Increase	Notation by Security Registrar

[FORM OF REVERSE SIDE OF SECURITY]

CENTERPOINT ENERGY RESOURCES CORP.

6.10% SENIOR NOTES DUE 2035

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1998, as previously supplemented and amended including by the Supplemental Indenture No. 22, dated as of October 5, 2022 (collectively herein called the “ Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $75,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

This Security is subject to redemption upon not less than 30 nor more than 60 days’ prior written notice to the Holder hereof, at any time, in whole or in part, at the election of the Company at a redemption price equal to the greater of (1) 100% of the principal amount hereof to be redeemed, and (2) as determined by the Trustee, the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the date of redemption) on this Security discounted to the redemption date (the “Redemption Date”) semi-annually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus, in either case, unpaid interest accrued to the Redemption Date.

“Treasury Rate” means, with respect to the Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of this Security that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Independent Investment Banker” means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to the Redemption Date, the Reference Treasury Dealer Quotation obtained.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and the Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Reference Treasury Dealer” means Goldman Sachs & Co. LLC and its respective successors; provided, however, that if Goldman Sachs & Co. LLC shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), such former dealer shall be replaced with another Primary Treasury Dealer.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 principal amount in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $            principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature
Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE†

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐

the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐

the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

†	Include only for Regulation S Global Notes.